EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Schell, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of IASO BioMed, Inc. for the year ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of IASO BioMed, Inc.

/s/ Richard M. Schell
Richard M. Schell
Principal Executive Officer
April 24, 2019

I, Duane Knight, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of IASO BioMed, Inc. for the year ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of IASO BioMed, Inc.

/s/ Duane C. Knight
Duane C. Knight
Principal Financial Officer
April 24, 2019

A signed original of this written statement required by Section 906 has been provided to IASO BioMed, Inc. and will be retained by IASO BioMed, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.